PART II

OFFERING CIRCULAR

BUY SMART STORAGE SOLUTIONS CORP.

6124 PASADENA POINT BLVD S

GULFPORT, FL 33707

Best Efforts Offering of up to 5,000 Convertible Notes at $1,000 Per Note

This prospectus relates to the offering and sale of up to five thousand (5,000) Convertible Notes of the Company and its underlying common stock for an aggregate, maximum gross dollar offering of five Million and 00/100 ($5,000,000) Dollars (the “Offering”) The Offering is being made pursuant to Tier 1 of Regulation A, promulgated under the Securities Act of 1933. Each Convertible Note will be offered at its principal amount, one Thousand and 00/100 ($1,000/00) Dollars. This offering has no minimum. There is a purchase amount minimum of five (5) Convertible Notes per investor, for an aggregate purchase price of Five Thousand and 00/100 ($5,000/00) Dollars.

Investing in this offering involves high degree of risk, and you should not invest unless you can afford to lose your entire investment. See “Risk Factors” beginning on page 7. This offering circular relates to the offer and sale or other disposition of up to five thousand (5,000) Convertible Notes, at a fixed price of $1,000 per note. See “Securities Being Offered” beginning on page 32.

This is our offering, and no public market currently exists for our notes. The Offering price may not reflect the market price of our notes after the Offering. The Company does not intend to seek a public listing for the Convertible Notes. Moreover, our common stock is not listed for trading on any exchange or automated quotation system. The Company presently does not intend to seek such listing for its common stock, but should it hereinafter elect to do so, there can be no assurances that such listing will ever materialize.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”) and the relevant state regulators, as necessary. The offering will continue until the Company has sold all of the notes offered hereby or on such earlier date as the Company may terminate the Offering. The notes offered hereby are offered on a “best efforts” basis, and there is no minimum offering.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of notes will be immediately available to us for use in our operations and once received and accepted are irrevocable. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

Please note that the Company is a “shell” company in accordance with Rule 405 promulgated under the Securities Act of 1933. Accordingly, any securities sold in this offering can only be resold through registration under the Securities Act of 1933; Section 4(1), if available, for non-affiliates; or by meeting the following conditions of Rule 144(i): (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (b) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(D) of the Exchange Act of 1934; and the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has lapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company. For purposes herein, following the effectiveness of this Offering Statement, the Company will not be subject to the reporting requirements of the Exchange Act. Thus, the Company will be required to file another registration statement and become subject to the reporting requirements thereof in order to potentially provide for the application of Rule 144.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE CONVERTIBLE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE CONVERTIBLE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

			Underwriting
	Number of	Price to	discount and	Proceeds to	Proceeds to
	Notes	Public (3)	commissions (1)	issuer (2)	other persons
Per note	1	$1,000	$0.00	$1,000	$0.00
Total Minimum	5	$5,000	$0.00	$5,000	$0.00
Total Maximum	5,000	$5,000,000	$0.00	$5,000,000	$0.00

(1)	We do not intend to use commissioned sales agents or underwriters.

(2)

The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finders fees, selling and other costs incurred in the offering of the notes.

(3)	The Notes are offered in denominations of $1,000 and any even multiple thereof. The minimum subscription amount is $5,000.

We are following the “Offering Circular” format of disclosure under Regulation A.

The date of this Preliminary Offering Circular is March 1st, 2017

TABLE OF CONTENTS

1.Summary Information	4
2.Risk Factors	8
3.Dilution	13
4.Plan of Distribution	14
5.Use of Proceeds	15
6.Description of Business	16
7.Description of Properties	19
8.Management’s Discussion and Analysis	20
9.Directors, Executives, and Significant Employees	22
10.Executive Compensation	24
11.Securities Ownership of Management and Control Persons	25
12.Interest of Named Experts	26
13.Securities Being Offered	27
14.Financial Statements	29
15.Exhibits	38
16.Signatures	39

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

1. SUMMARY OF INFORMATION IN OFFERING CIRCULAR

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Company Name” refer to Buy Smart Storage Solutions Corp. unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

The Company
Organization:	We were incorporated under the laws of the State of Delaware on January 31, 2017. Our principal office is located at 6124 PASADENA POINT BLVD S GULFPORT, FL 33707
Capitalization:

Our articles of incorporation provide for the issuance of up to 100,000,000 shares of common stock, par value $0.0001. As of the date of this Prospectus there are 10,000,000 shares of our common stock issued and outstanding. Our articles of incorporation do not provide for the issuance of any preferred stock or other class of equity securities.

Management:

Our Chief Executive Officer is John Ingram our Executive Vice President is Ben Rudd. Two of the aforementioned will be Directors of the Company. There are no other officers or directors of the Company. Each of the aforementioned spend approx. 40 hours per week to the affairs of the Company.

Controlling Shareholders:

Our Officers and Directors constitute our only stockholders, each owning 5,000,000 shares. As such, our current Officers and Directors will be able to exert a significant influence over the affairs of the Company at the present time, and will continue to do so after the completion of the offering

Shell Company Status:

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).  A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities.  These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

Independence:

We are not a blank check company, as such term is defined by Rule 419 promulgated under the Securities Act of 1933, as amended, as we have a specific business plan and we presently have no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

Our Business
Description of Operations:

Buy Smart Storage Solutions Corp. is acquiring affordable, durable, long-lasting, and attractive portable storage units in bulk at a significant wholesale discount directly from their manufacturers and will offer these units for retail sale to the public through cash sales or under a rent-to-own program with either 36-month or 48-month contracts. In the future, after a sustained income stream has been achieved, the company will manufacture these storage units. The Company will also look to buy rent to own contracts directly from other manufacturers, which will generate immediate cash flow.

Historical Operations:

Since inception, the Company has limited to no operations consisting primarily of researching potential available lots for placement of the storage units once capital has been raised and preparing for this offering. As of February 10, 2017 we have an accumulated deficit of ($20,000.)

Current Operations:	The Company is currently focused on acquiring storage units directly from manufacturers, and finding acceptable lots on which to stage the units for retail sale.
Growth Strategy:

The Company will seek to begin its acquisition strategy upon completion of this offering. The timing of commencement of operations may be influenced by our relative success of this offering. We may not raise sufficient proceeds through this offering in order to fully execute our business plans.

The Offering
Class of Securities Offered:	Convertible Promissory Notes, face value $1,000

No. of Note being Sold in the Offering:	Up to 5,000 notes for an maximum offering amount of $5,000,000
Offering Price:	The Company intends to offer the Notes at a price of $1,000 per Note. There is a minimum purchase amount of five (5) Notes for an aggregate purchase of $5,000.
Interest:	The Notes will bear interest at a rate of eight (8%) percent per annum. The interest will be paid at maturity.
Maturity:	The Notes will mature thirty-six (36) months from the date of issuance. The Company may elect to retire all or part of the then-outstanding Notes at any time. There exists no pre-payment penalty.
Conversion into Common Stock:

At its sole and absolute election, the Company may compel the holders of all or part of the Note to have the then-outstanding principal and interest into shares of the Company’s common stock. The price at which the Notes may convert into shares of the Company’s common stock will be seventy-five (75%) percent of the twenty (20) trailing average bid price as quoted on any major national exchange or automated quotation system. Accordingly, the Notes may only be converted should the Company obtain a public listing for its Common Stock. Currently, the Company does not qualify for a listing of its Common Stock on any major national stock exchange of automated quotation system and has not present intention to seek such a listing.

No. of Shares Outstanding:

As of the date of this Prospectus, there are 10,000,000 shares of the Company’s common stock issued and outstanding. All of our issued and outstanding shares are owned by our two officers and directors.

No. of Shares after the Offering:

Irrespective of the relative success of the offering, there will remain 10,000,000 shares of the Company’s common stock issued and outstanding following the completion of the offering contemplated herein.

Termination of the Offering:

The offering will commence as of the effective date of this Prospectus and will terminate on the sooner of the sale of the maximum number of Notes being sold, six months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed.

Offering Cost:

We estimate our total offering registration costs to be $30,000.  If we experience a shortage of funds prior to funding, our officer and director has verbally agreed to advance funds to the Company to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however our officer and director has no legal obligation to advance or loan funds to the Company.

Market for the Notes:	The Notes being offered herein are not listed for trading on any exchange or automated quotation system. The Company does not intend to seek such a listing at any time hereinafter.
Market for our Common Stock:

Our common stock is not listed for trading on any exchange or automated quotation system. We do not intend, upon the effectiveness of this Offering Statement to seek such a listing. We may, however, seek to obtain a listing at a later date, although there can be no guarantee that we will be able to file and later have declared effective, a registration statement made pursuant to the Exchange Act of 1934. Moreover, there can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTQB Marketplace; nor can there be any assurance that such an application for quotation will be approved.

No. of Notes Outstanding:	As of the date of this Prospectus, there are zero (0) Notes issued and outstanding.
No. of Notes after the Offering:

Assuming the Company is able to sell the maximum offering, there will be 5,000 Notes issued and outstanding following the offering. There can be no assurance that the Company will be able to sell all or part of the Maximum Offering.

2.    RISK FACTORS

Investing in our shares involves risk. In evaluating the Company and an investment in the shares, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering circular. Each of these risk factors could materially adversely affect Buy Smart’s business, operating results or financial condition, as well as adversely affect the value of an investment in our shares. The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company

Our having generated no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of January 31, 2017, we have generated no revenues. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues and expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

The company has realized significant operating losses to date and expects to incur losses in the future

The company has operated at a loss since inception, and these losses are likely to continue. Buy Smart’s net loss for the period ending January 31, 2017 was $20,000. Until the company achieves profitability, it will have to seek other sources of capital in order to continue operations.

The Company has limited capitalization and a lack of working capital and as a result is dependent on raising funds to grow and expand its business.

The Company lacks sufficient working capital in order to execute its business plan. The ability of the Company to move forward with its objective is therefore highly dependent upon the success of the offering described herein. Should we fail to obtain sufficient working capital through this offering we may be forced to abandon our business plan.

Because we have a limited history of operations we may not be able to successfully implement our business plan.

We have less than one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

We are a recently organized corporation with a limited operating history, and we may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our stockholders.

We were incorporated on January 31, 2017, and we have no operating history. Our financial condition, results of operations and ability to make or sustain distributions to our stockholders will depend on many factors, including:

•	our ability to acquire the proper amount of inventory;

•	our ability to contain acquisition, maintenance, marketing and other operating costs;

•	product value appreciation or depreciation in our markets;

•	our ability to absorb costs that are beyond our control, such as taxes, insurance premiums, litigation costs and miscellaneous costs;

•	our ability to respond to changes trends in our markets; and

•	economic conditions in our markets and the general economy.

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale or rental of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs.  Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity or debt securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business.

Our business plan is significantly dependent upon the abilities and continued participation of our officers and directors. It would be difficult to replace any of them at such an early stage of development of the Company. The loss by or unavailability to the Company of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace them could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace any of our officers, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace our officers we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation, generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a “Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Risks Relating to Our Business

The profitability of attempted acquisitions is uncertain.

We intend to acquire products from which to generate revenue. Acquisition of storage units entails risks that investments will fail to perform in accordance with expectations. Risks inherent in acquisitions include risks that the storage units will not achieve anticipated sale or rental levels. Expenses may be greater than anticipated.

Competition with third parties for storage units may result in our paying higher prices for units which could reduce our profitability and the return on your investment.

We compete with many other entities engaged in the storage unit business, many of which have greater resources than we do. Some of these parties may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable storage unit acquisitions may increase. Any such increase would result in increased demand for these assets and increased prices. If competitive pressures cause us to pay higher prices for our units, our ultimate profitability may be reduced and the value of our products and services may not appreciate. At the time we elect to sell any of our units, we will be in competition with sellers of similar products, which may result in us receiving lower proceeds from the sale. This may cause you to experience a lower return on your investment.

Risks Related to Our Securities

There is no current established trading market for the Notes or Common Stock and if a trading market does not develop, purchasers of our securities may have difficulty selling their securities

There is currently no established public trading market for our Notes or our Common Stock, and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on a major national exchange or automated quotation system in the future, there can be no assurance that any such trading market will develop, and purchasers of the Notes may have difficulty selling their Notes or the underlying common stock, if converted, should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we are a “shell company” the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a “shell company”.

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities cannot sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

The offering price of the Notes being offered herein has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the shares being registered.

Currently, there is no public market for our Notes.  The offering price for the Notes being registered in this offering has been arbitrarily determined by us and is not based on assets, operations, book or other established criteria of value.  Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock.  As of the date of this prospectus the Company had 10,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 90,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Anti-takeover effects of certain provisions of Delaware state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Delaware’s control share law. A corporation is subject to Delaware’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Delaware, and it does business in Delaware or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Delaware’s control share law may have the effect of discouraging takeovers of the corporation. In addition to the control share law, Delaware has a business combination law which prohibits certain business combinations between Delaware corporations and “interested stockholders” for two years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance.

For purposes of Delaware law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Delaware’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

3.    DILUTION

Should you purchase any of the Notes being offered herein, your interest may be diluted. The Company may offer its debt securities in future offerings that have equal or greater liquidation preferences than the Notes. That is, in the event of a liquidation, your pro rata interest in the assets of the Company will be marginalized alongside other holders of the Company’s Notes.

Moreover, the Company holds the right to compel the holders of the Notes to convert the then-outstanding principal and interest into shares of the Company’s common stock. Your as-converted stake in the Company will be diluted due to the Company issuing additional shares of its common stock. That is when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowd funding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. The company has authorized and issued only one class or type of shares, common stock. Therefore, all of the company’s current shareholders and the investors in this Offering will experience the same dilution if the company decides to issue more shares in the future.

4.    PLAN OF DISTRIBUTION

We are offering a maximum of 5,000 convertible notes on a no minimum, “best efforts” basis. We will sell the notes ourselves and do not plan to use underwriters or pay any commissions. We will be selling our notes using our best efforts and no one has agreed to buy any of our notes. This prospectus permits our officers and directors to sell the notes directly to the public, with no commission or other remuneration payable to them for any notes they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the notes with a broker or dealer. Our officers and directors will sell the notes and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of notes we must sell so no money raised from the sale of our notes will go into escrow, trust or another similar arrangement.

The notes are being offered by John Ingram, the Company’s Chief Executive Officer and Director. Mr. Ingram will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the notes. No sales commission will be paid for notes sold by Mr. Ingram. Mr. Ingram is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Ingram primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mr. Ingram has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will terminate upon the earlier to occur of: (i) the sale of all 5,000 notes being offered, or (ii) 365 days after this registration statement is declared effective by the Securities and Exchange Commission.

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

5.    USE OF PROCEEDS TO ISSUER

We estimate that, at a per note price of $1,000, the net proceeds from the sale of the 5,000 notes in this Offering will be approximately $4,970,000 after deducting the estimated offering expenses of approximately $30,000.

We will utilize the net proceeds from this offering to acquire storage units directly from manufacturers and buy Contracts from other manufacturers and for general corporate purposes, including financing, operating expenses and our other expenses.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see the Company’s Plan of Operation.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Notes Sold	1,250	2,500	3,750	5,000
Gross Proceeds	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Total Before Expenses	$1,250,000	$2,500,000	$3,750,000	$5,000,000

Offering Expenses
Legal & Accounting	$25,000	$25,000	$25,000	$25,000
Publishing/EDGAR	$2,000	$2,000	$2,000	$2,000
Transfer Agent	$1,250	$1,750	$2,500	$3,000
Total Offering Expenses	$28,250	$28,750	$29,500	$30,000

Amount of Offering Proceeds Available for Investment	$1,221,250	$2,471,250	$3,720,500	$4,970,000

Expenditures
Acquisition Expenses (1)	$1,221,250	$2,471,250	$3,720,500	$4,970,000
Working Capital Reserves	$	$	$	$
Total Expenditures	$1,221,250	$2,471,250	$3,720,500	$4,970,000

Net Remaining Proceeds	$-	$-	$-	$-

(1) "Acquisition Expenses" are expenses related to our acquisition of storage units, and the purchase of contracts. These expenses include but are not limited to accounting fees and expenses and miscellaneous expenses.

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding to fully implement our business plan.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

6.    DESCRIPTION OF BUSINESS

Our Company

Buy Smart Storage Solutions Corp. was incorporated under the laws of Delaware on January 31, 2017. Our principal executive offices are located at 6124 PASADENA POINT BLVD S GULFPORT, FL 33707. Buy Smart Storage Solutions Corp. is acquiring affordable, durable, long-lasting, and attractive portable storage units directly from manufacturers in bulk at a significant wholesale discount and will offer these units for retail sale to the public through cash sales or under a rent-to-own program with either 36-month or 48-month contracts. In the future, after a sustained income stream has been achieved, the company will manufacture these storage units. The Company will also look to buy rent to own contracts directly from other manufacturers, which will generate immediate cash flow.

Buy Smart’s plans are initially to acquire units in bulk from Colcraft, Inc. (“Colcraft”), a 45 year old storage unit manufacturer based in Stillmore, Georgia.  All units are built in accordance with the Florida hurricane code and are constructed of high-gauge aluminum.  Because we are acquiring units in bulk and paying cash, Colcraft will provide an approximate 50% discount on the average unit cost of $4,000.  The discount correlates to an average unit purchase price of $2,010 per unit.  Due to the discount, the units can be retailed at $3,800 per unit, which is approximately $200 per unit below the standard industry retail price. By under-cutting the competition in product acquisition, more significant sales and profit should be achievable at a level higher than the industry norm. This also translates to a higher return on the units that sell under contract, which is the most profitable component of the company. (See Pricing Strategy section for a breakdown)

The company will search for available lots with excess land (typically one acre will accommodate 40 storage units) and enter into an arrangement with the land owner in order to set-up the storage units on the property.  Initially, these lots will be manned by management of the company to expedite the sales of the units.  A 10% sales commission per storage unit sale will be paid to the land owner for allowing the company the right to sell units on the owner’s land.

The storage building market is broken-down into four components; (i) manufacturers, (ii) dealers, (iii) lot owners, and (iv) contract purchasers.  In our research and in speaking with manufacturers, large dealers, and contract purchasers, it was conveyed that due to the lack of capital, there were very few business owners controlling all aspects of the process.  By having the available capital source, all four components of the industry can be controlled which will allow us to achieve a maximum profit.

After the Company achieves stable operations and profits, we will begin manufacturing affordable quality portable building units for the sake of being sold on an all cash basis or under a rent-to-own program with either a 36-month or 48-month rent to own contract. It is anticipated that the manufacturing profit will range between 15%-20% per unit.

Competition

The Company’s primary competitor is Premier Portable Buildings. They are a manufacturer of a similar and expanded product line.  Premier is currently located in 38 states with plans to be in all 50 states within the next 5 years.  Premier also has a rent-to-own program.  However, instead of internally financing the purchase, they sell the contracts to independent sources who then pay Premier the sales price of the unit and receive all payments under the contract.  Premier is limited in its profit potential by not providing financing of the units, which is viewed as the most profitable component.

Other competitors are Sears, Home Depot, Lowes, or any department store, or DIY store that sells similar types of units. However, the units offered at these competitors, while cheaper in price, are nowhere near the quality, durability, and long-lasting quality that the Company will offer.

Target Markets

The target market will consist of blue-collar to middle-class homeowners who have a need for an outdoor storage facility.  The targeted areas will be suburban to transitioning city-rural locations.  Initial operations will focus on the Tampa Bay area and will then expand throughout the State of Florida and then the Southeastern United States.

Industry Overview

The Mobile Storage Services industry, which provides door-to-door moving and storage services to consumers and businesses, has experienced surging demand in the five years to 2015. Although demand for mobile storage services came to a screeching halt during the real estate bust, the subsequent recovery in the residential real estate sector has improved the industry's fortunes. The residential market makes up the industry's largest revenue source, estimated at 80.0%, with demand dependent on existing home sales and housing starts. Consequently, improving demand from both residential and commercial construction markets are expected to propel the industry to growth during the five years to 2015, with revenue expected to rise at an annualized rate of 3.2% to $7.4 billion. In 2015, growth is expected to be especially strong as falling oil prices reduce the industry's transportation costs, resulting in a revenue increase of 6.2%.

The industry has also benefited from the growth of corporate markets. According to IBISWorld Industry Analyst Dmitry Diment, “Since industry operators provide furniture and equipment transportation to downstream commercial clients, as well as document storage, demand for industry services increases as businesses expand their operations.” Although the office rental vacancy rate, which serves as a proxy for business activity, continued to rise during the first half of the current five-year period, a turnaround finally occurred in 2012. The office rental vacancy rate is expected to fall from 2012 to 2015 as corporations expand operations, increasing demand for industry services.

“With the economy projected to grow substantially during the next five years, downstream demand for mobile storage services is projected to increase,” says Diment. “The industry is also expected to benefit from an uptick in demand from commercial clients as corporate markets and retail sales grow.” Although fuel prices are projected to increase, the industry will benefit from comparatively low oil prices. Since companies in the industry use trucks to transport storage containers from door to door, the price of fuel is critical to the success of the industry.

Pricing Strategy

The company will focus on the blue-collar to middle-class home ownership market.  The product price range will be between $2,100 for a utility building to $5,500 for a garage, with the average retail price of $3,800/unit.  By initially buying the units in bulk from the manufacturer, the units can be marked up by approximately $1,790, or 89% over its purchase price.  However, the philosophy in targeting the blue-collar to middle-class, is that the typical purchaser will finance the purchase of his unit under a rent-to-own program.  The company will finance the purchase of the unit over a 36-month, or 48-month contract.  No interest rate will be charged, but there will be a built-in fee over the life of the contract.  Under the 36-month contract, the fee generated will be 75% of the unit purchase amount, while over the 48-month contract, the fee will be 100% of the contract amount.  Based on the average retail price of $3,800, under the 48 month contract, the repayment amounts to $7,600, ($158.33/month) or a whopping 278% over the purchase price of the unit by the company.  The company will own the building until the last payment under the contract is made, at which time the lessee will then own the unit. By owning the units, the company will also be able to capture depreciation, sheltering its income and reducing its taxes.

Advertising

The company's advertising strategy will be to lease land (lots), where each of the units will be placed along major highways and thoroughfares to attract potential purchasers who will be able to visibly see and walk-through each unit.  Locations in close proximity to Walmart, Home Depot, Loews, and Bass Pro Shops will be targeted.  Flyers showing the name of the company and the various units will also be sent to homeowners within the zip codes of the above mentioned stores. A web site will also be established showing the various units, site locations, contact information, and will incorporate a “tab” for monthly payments to be sent directly to our bank.

Capital Requirements

First year capital requirements will be approximately $502,500 which will allow for the purchase of 250 storage units directly from the manufacturer.  The initial capital requirement is anticipated to generate approximately $326,788 in first year gross income, and $1,443,988 in contract amounts.

It has not yet been determined the amount of capital that will be needed to find a manufacturing facility, equip it, hire workers, and order materials to produce the first wave of units.

Once the company is up and operating, has produced a number of units to get a handle on the cost per unit, and has determined which unit is the most popular, the company will obtain a working capital line of credit from one of the numerous banks that the management team knows.

Government Regulation

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

The units we sell likely will be subject to various federal, state and local regulatory requirements, such local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities. We generally will acquire inventory that are in material compliance with all regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

On April 27, 2012, a bill amending Florida’s Self-Storage Facility Act (Act) was signed into law by Governor Rick Scott. The bill primarily implements changes to the notice requirements related to enforcing an owner’s lien against items stored in a self-storage facility. According to the Self-Storage Association, these changes could save Florida’s self-storage industry more than $4 million annually.

Additionally, the bill provides that applications and rental agreements must include a provision disclosing whether an applicant is a member of the uniformed services. Consistent with the protection afforded some military personnel by the Service members Civil Relief Act (SCRA), this new requirement is intended to help service members avoid foreclosure of their stored property during a period of military service.

Employees:

Initially, the company will be staffed by the management team, who will then determine the amount of skilled, and non-skilled laborers that will need to be hired in order to produce the units initially, and on a continuing basis.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

7.    DESCRIPTION OF PROPERTY

Our principal offices are located at 6124 PASADENA POINT BLVD S GULFPORT, FL 33707.

8.    MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The company was incorporated in Delaware on January 31, 2017. Our principal executive offices are located at 6124 PASADENA POINT BLVD S GULFPORT, FL 33707. Buy Smart Storage Solutions Corp. is acquiring storage units directly from their manufacturers and will also manufacture affordable durable, long-lasting and attractive portable building units through cash sales or under a rent-to-own program with either 36-month or 48-month contracts.

The Company is currently focused on acquiring storage units directly from manufacturers.

Operating Results

As of January 31, 2017, we have not generated any revenues and incurred expenses of $20,000. Our operating expenses consist of the costs incurred in organizing the company and this offering. As a result, our net loss for the period from inception through February 10, 2017 was $20,000. Our accumulated deficit at February 10, 2017 was $20,000.

To meet our need for cash we are attempting to raise money from this offering. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we are unable to successfully generate revenue we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Liquidity and Capital Resources

As of February 10, 2017, the Company had $20,000 in cash and total liabilities of $20,000. As of February 10, 2017, the Company has incurred total expenses since inception of $20,000, related entirely to fees associated with this Offering. In management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next 12 months. We are attempting to raise funds to proceed with our plan of operation. The Company hopes to raise $5,000,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months.

Although we intend on acquiring units in bulk with our proceeds, there is no guarantee that we will acquire any such inventory. Acquisition will depend highly on our funds and the availability of those funds. Upon the qualification of the Form 1-A, the Company plans to pursue its business strategy of inventory acquisition, and the purchase of contracts. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company. If so, the Company’s objective of acquiring units will be adversely affected and the Company may not be able to pursue an acquisition opportunity if it is unable to finance such acquisitions, or purchase contracts. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into shares of the Company, your investment will be diluted as a result of such issuance.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Off-Balance Sheet Arrangements

As of January 31, 2017, we did not have any off-balance sheet arrangements.

Plan of Operations

Over the next twelve months, the Company intends to acquire units in bulk from Colcraft, Inc. (“Colcraft”), a 45 year old storage unit manufacturer based on Stillmore, Georgia.  All units are built to Florida hurricane code, and are constructed of high-gauge aluminum.  By acquiring units in bulk and paying cash, Colcraft will provide an approximate 50% discount on an average unit cost of $4,000.  The discount correlates to an average unit purchase price of $2,010 per unit by the company.  Due to the discount, the units can be retailed at $3,800 per unit, which is approximately $200 per unit below the standard industry retail price.  By underpricing the competition, more significant sales, and profit should be achievable than the industry norm.  This also translates to a higher return on the units that sell under contract, which is the most profitable component of the company. (See Pricing Strategy section for a breakdown)

The company will search for available lots that already have some sort of on-going business with excess land (typically one acre will accommodate 40 storage units) to enter into an arrangement with the land owner to set-up the storage units on the property.  Initially, these lots will be manned by management of the company to expedite the sales of the units.  A 10% sales commission per storage unit sale will be paid to the land owner for allowing the company the right to sell units on the owner’s land.

The storage building market is broken-down into four components; (i) manufacturers, (ii) dealers, (iii) lot owners, and (iv) contract purchasers.  In our research, in speaking with manufacturers, large dealers, and contract purchasers, it was conveyed that due to the lack of capital, there were very few business owners controlling all aspects of the process.  By having the available capital source, all four components of the industry can be controlled, leading to the maximum profit.

After being in business for approximately one year, the company will turn its attention to manufacture an affordable, durable, long-lasting, and attractive portable building unit to be sold on an all cash basis, or under a rent-to-own program with either a 36-month, or 48-month contract.

9.    DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows:

The table below lists our directors and executive officers, their ages, and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

Name	Position	Age	Date of First
Appointment
John Ingram Ben Rudd	Chief Executive Officer Executive Vice President		January 23, 2017 January 23, 2017

John Ingram, CEO

John Ingram formerly owned a business, and is a current banker.  He is strong in analytical and business development skills.  John will direct the day to day management of the company, and will be involved in all financial related decisions, finding of lots to place units on, advertising and marketing, management and accounting of the lots and sales generated from them, and will oversee the manufacturing process once it occurs.

Ben Rudd, Executive Vice President

Ben Rudd is a former 30 + year banker, and has served in various capacities including President and C.E.O for over 10 years.  Ben was instrumental in starting a company for community banks to join forces to produce commercial loans and share basic services.

As it relates to the portable storage business and rent-to-own (“RTO”) contract investment business, Ben will provide valuable guidance and direction since he is already experienced in both.  His knowledge and credit experience with both began approximately 15 years ago.  He formed a company approximately 3 years ago that has acquired over 3,000 RTO contracts and related portable storage buildings having an asset value over $20 million.  His company acquires on average, $650,000 in monthly RTO contracts with related portable storage buildings, and is increasing.  RTO contracts are purchased monthly in Minnesota, Wisconsin, Alabama, and Florida.  With Ben’s guidance and direction, the typical pitfalls of a start-up company, and learning curve, will be avoided since he has experience, and owns and operates a similar type company.  Ben will also be able to provide contacts and introductions to industry people and organizations that should help Buy Smart Storage Solutions grow and prosper.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our Chief Executive Officer, or Executive Vice President or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than two (3) directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

• Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

• Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

• Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

• Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

• Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

• Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

• Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Significant Employees

None.

10.   COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about the annual compensation of each of our two highest-paid persons who were directors or executive officers during our last completed fiscal year.

		Cash	Other	Total
	Capacities in which	compensation	compensation	compensation
Name	compensation was received	($)	($)	($)
John Ingram	CEO	-0-	-0-	-0-
Ben Rudd	Executive Vice President	-0-	-0-	-0-

Compensation of Directors

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans.

11.   SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

		Amount and
	Amount and	nature of
	nature of	beneficial	Percent
Name and address of beneficial	beneficial	ownership	of class
owner (1)	ownership (2)	acquirable	(3)
John Ingram	5,000,000	-0-	50.00%
Ben Rudd	5,000,000	-0-	50.00%

All directors and officers as a group (2 persons)	10,000,000	-0-	100%

(1)	The address of those listed is 6124 PASADENA POINT BLVD S GULFPORT, FL 33707
(2)	Unless otherwise indicated, all shares are owned directly by the beneficial owner.
(3)	Based on 10,000,000 shares outstanding prior to this Offering.

12.   INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During the last fiscal year, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Conflicts of Interest and Corporate Opportunities

Since we do not have a compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

13.   SECURITIES BEING OFFERED

Convertible Notes

This offering relates to the sale of up to five thousand (5,000) eight (8%) percent Convertible Notes its underlying common stock of the Company. Interest shall accrue on a per annum basis and is payable upon maturity. The term of the Notes is 36 months from the date of issuance. The Notes represent the senior unsecured debt of the Company and is senior in right to any and all current and future unsecured debt while junior in right to any secured debt of the Company.

The Notes carry no prepayment penalty. The Notes may be redeemed by the Company at any time after 12 months from the date of issuance. The holders of the Notes have no right to compel redemption. Moreover, at its sole and absolute election, the Company may compel the holders of all or part of the Note to have the then-outstanding principal and interest into shares of the Company’s common stock. The Company may compel the holders to convert all or part of a Note at any time after issuance provided, however that the Company has obtained a listing for its common stock on any major national stock exchange. Currently, the Company does not qualify for a listing of its Common Stock on any major national stock exchange of automated quotation system and has not present intention to seek such a listing.

Notwithstanding the foregoing, the price at which the Notes may convertible into shares of the Company’s common stock will be seventy-five (75%) percent of the twenty (20) trailing average bid price as quoted on any major national exchange or automated quotation system.

The Company shall default upon the Note when it fails to pay any amount due and owing thereunder when due or otherwise breaches any covenant contacted in the Note. Upon an event of Default, interest shall accrue at a rate of twenty-four (24%) per annum. Moreover, the Note shall accelerate such that the total principal and interest coming due under the Note shall become due and payable immediately, without regard for the Note’s maturity date. There is no sinking fund or insurance risk pool insurance with respect to the Notes.

Capital Stock

We are not offering any shares of our capital stock in this Offering.

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share. As of January 31, 2017 we had 10,000,000 shares of common stock outstanding and zero shares of preferred stock outstanding. The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, as amended, and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

As of the date of this registration statement, there were 10,000,000 shares of common stock issued and outstanding held by two (2) shareholders.

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Under our amended and restated certificate of incorporation and bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock that may be created in the future.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may create in the future.

Share Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 10,000,000 shares of our common stock. None of these shares will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The 10,000,000 shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the two months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least two months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the two months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any two-month period a number of shares that does not exceed the greater of either of the following:

•      1% of the number of shares then outstanding, and

•      the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•      the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•      the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•      the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•      at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

14.   FINANCIAL STATEMENTS

BUY SMART STORAGE SOLUTIONS CORP.

(A DEVELOPMENTAL STAGE COMPANY)

FINANCIAL STATEMENTS

For the period ended January 31, 2017

CONTENTS:

Balance Sheet as of January 31, 2017

Statement of Operations for the period from January 23, 2017 to January 31, 2017

Statements of Stockholder's Deficit for the period from January 23, 2017 to January 31, 2017

Statements of Cash Flows for the period from January 23, 2017 to January 31, 2017

Notes to the Financial Statements

BUY SMART STORAGE SOLUTIONS CORP.

(A DEVELOPMENTAL STAGE COMPANY)

BALANCE SHEET

As of January 31, 2017

ASSETS	January 31, 2017
$
Current Assets:
Cash	20,000
Total Current Assets	0
TOTAL ASSETS	20,000

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Related Party Note	0.0
Total Current Liabilities	10,000
Total Liabilities	10,000

Stockholders’ Equity
Common Stock, Par Value $0.0001, 100,000,000 Authorized, 10,000,000 Issued & Outstanding	20,000
Additional Paid In Capital
Prior Accumulated Retained Earnings
Current net profit (loss)	(20,000)
Less: Dividends	-

Total Shareholders’ Equity	(10,000)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	30,000

The accompanying notes are an integral part of these financial statements.

BUY SMART STORAGE SOLUTIONS CORP.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF OPERATIONS

For the Period January 23, 2017 (Inception) through January 31, 2017

From January 23, 2017 to January 31, 2017
$

Revenue	0

Operating expenses:	20,000
Total operating expenses	20,000

Net Profit	(20,000)

Net loss per common share - basic and diluted:

Net loss per share attributable to common stockholders	0.0001

Weighted-average number of common shares outstanding	10,000,000

The accompanying notes are an integral part of these financial statements.

BUY SMART STORAGE SOLUTIONS CORP.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF STOCKHOLDER’S DEFICIT

For the period of January 23, 2017 (inception) to January 31, 2017

	Common Stock		Additional Paid In Capital	Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
		$		$	$
Beginning Balance, January 31, 2017 (Inception)	-	0
Issuance of Common Stock $0.0001 Par Value	10,000,000	20,000
Net Income (Loss)	-			(30,000)

Ending Balance, January 31, 2017	10,000,000	20,000		(30,000)	(30,000)

The accompanying notes are an integral part of these financial statements.

BUY SMART STORAGE SOLUTIONS CORP.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF CASH FLOWS

FROM THE PERIOD January 23, 2017 (INCEPTION) TO January 31, 2017

From January 23, 2017 (Inception) to January 31, 2017
$
Cash Flows from Operating Activities

Net Income (loss)	(20,000)
Net cash used in operating activities	(20,000)

Cash Flows from Financing Activities
Common Stock issued	20,000
Related Party Loan	0.0
Net Cash Flows From Financing Activities	20,000
Net Increase In Cash	20,000

Cash – Beginning	20,000
Cash – Ending	0.0

The accompanying notes are an integral part of these financial statements.

Note 1.     Organization, History and Business

Buy Smart Storage Solutions Corp. (“the Company”) was incorporated in Delaware on January 31, 2017. The Company was established for the purpose of purchasing real estate for the purpose of making cosmetic changes, repairs, and other enhancements in order to increase the value of the properties, and then rent such property to tenants or sell the properties. The Company's fiscal year end is December 31.

.

Note 2.     Summary of Significant Accounting Policies

Revenue Recognition

Revenue is derived from contracts with our consumers. Revenue is recognized in accordance with ASC 605. As such, the Company identifies performance obligations and recognizes revenue over the period through which the Company satisfies these obligations. Any contracts that by nature cannot be broken down by specific performance criteria will recognize revenue on a straight line basis over the contractual term of period of the contract.

Accounts Receivable

Accounts receivable is reported at the customers’ outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and

Note 2.     Summary of Significant Accounting Policies (continued)

warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of two months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of January 31, 2016.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and

Note 2.     Summary of Significant Accounting Policies (continued)

Liability method requires the recognition of deferred tax liabilities and assets for the expected future tax

Consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

1/31/17

U.S statutory rate	34.00%
Less valuation allowance	-34.00%

Effective tax rate	0.00%

The significant components of deferred tax assets and liabilities are as follows:

1/31/17
Deferred tax assets

Net operating gain/losses	$(20,000)

Deferred tax liability

Net deferred tax assets
Less valuation allowance

Deferred tax asset - net valuation allowance	$0

Note 3.     Income Taxes (Continued)

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of January 31, 2017.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period January 31, 2017 (inception) through January 31, 2017, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Delaware state jurisdiction. We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

There have been no related party transactions other than the following related party stock issuances.

Related Party Stock Issuances:

The following stock issuances were made to officers of the company as compensation for services:

On January 23, 2017 the Company issued 5,000,000 of its authorized common stock to John Ingram as consideration for $10,000.00

On January 23, 2017 the Company issued 5,000,000 of its authorized common stock to Ben Rudd as consideration for $10,000.00.

Related Party Note.

There are no related party notes.

Note 5.   Stockholders’ Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

As of January 23, 2017 the Company had 10,000,000 shares issued and outstanding.

Note 6. Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 7 – Net Income (Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to Buy Smart Storage Solutions Corp. for the period January 23, 2017 (inception) through January 31, 2017

1/31/17

Net Income (Loss)	$(20,000)

Weighted-average common shares outstanding basic:

Weighted-average common stock	10,000,000
Equivalents
Stock options	0
Warrants	0
Convertible Notes	0
Weighted-average common shares	10,000,000
outstanding- Diluted

Note 8.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has not generated significant revenue. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 9.    Subsequent Events

None/

PART III

15. INDEX TO EXHIBITS

Exhibit 2a	Articles of Incorporation
Exhibit 2b Exhibit 2c Exhibit 2d	Bylaws Subscription agreement Initial Board meeting
Exhibit 12	Attorney Opinion

BUY SMART STORAGE SOLUTIONS CORP.

16.  SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of GULFPORT, County of Pinellas, State of Florida, on February 28, 2017.

Buy Smart Storage Solutions Corp.

By:	_________________________ /s/ John Ingram
Name:	John Ingram
Title:	Chief Executive Officer and Director
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

_________________________		February 28, 2017
/s/John Ingram John Ingram	Director and Chief Executive Officer (Principal Executive Officer)

__________________________   Executive Vice President and        February 28, 2017

/s/BenRudd

Ben Rudd    Director